SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 31, 2013
THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)
213-613-1900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Thomas Properties Group, Inc. (the “Company”) is filing this Amendment on Form 8-K/A (the “Amendment”) to the Company's Current Report on Form 8-K that was originally filed on June 6, 2013 (the “Original 8-K”), for the sole purpose of disclosing the Company's decision regarding how frequently it will conduct future shareholder advisory (non-binding) votes on the Company's executive compensation (“Say-on-Pay”).
Except for the foregoing, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements and does not supersede the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Company's Annual Meeting of Shareholders on May 31, 2013, the shareholders cast the highest number of votes for the holding of Say-on-Pay votes on an annual basis and cast the next highest number of votes for the holding of Say-on-Pay votes on a triennial basis. The Board of Directors has considered the views of its shareholders and has determined that the Company will hold annual Say-on-Pay votes until the next advisory vote on the frequency of Say-on-Pay votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company's 2019 Annual Meeting of Shareholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer

Date: August 12, 2013